Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the registration statements listed below of our report dated April 16, 2007 relating to the financial statements of Back Yard Burgers, Inc, appearing in the Company’s 2006 Annual Report to the Stockholders of Back Yard Burgers, Inc., which is incorporated by reference in the Company.’s Annual Report on Form 10-K for the year ended December 30, 2006.

Description	Form/Registration Statement Number

Back Yard Burgers, Inc.
Incentive Stock Option Plan Of 1993	Form S-8, No. 333-102737

Back Yard Burgers, Inc.
1995 Incentive Award Plan and 1995 Employee
Stock Purchase Plan	Form S-8, No. 33-95180

Back Yard Burgers, Inc.
2002 Equity Incentive Plan	Form S-8, No. 333-102736

/s/ BDO Seidman, LLP

Memphis, Tennessee
April 16, 2007

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in these Registration Statements on Form S-8 (No. 333-102737, No. 33-95180 and No. 333-102736) of our report dated March 7, 2006 relating to the financial statements and financial statement schedules, which appears in Back Yard Burgers, Inc. Annual Report on Form 10-K for the year ended December 30, 2006.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Memphis, TN
April 16, 2007